Exhibit 99.1

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries To Acquire Alion Science and Technology – Enhancing its National Security Solutions Portfolio

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Enhances technical capabilities and positions HII in high-growth mission-critical security solutions: C5ISR, advanced military training and simulation, artificial intelligence, big data and electronic warfare

•	Provides high-end solutions critical to multi-domain distributed operations, well aligned with future U.S. Navy and Department of Defense modernization and readiness priorities

•	Accelerates Technical Solutions growth rate to 7% to 9% CAGR through 2024

•	Expected to be significantly cash flow accretive in 2022 and GAAP EPS accretive in 2023

•	Conference call scheduled for 9:00 a.m. Eastern Time today to discuss transaction

NEWPORT NEWS, Va. (July 6, 2021)—Huntington Ingalls Industries (NYSE:HII) announced today that it has entered into a definitive agreement to acquire Alion Science and Technology for $1.65 billion in cash from Veritas Capital, subject to customary adjustments. Alion is a high value-added, technology-driven solutions provider for the global defense marketplace. The transaction represents an enterprise value-to-expected 2022 adjusted EBITDA1 multiple of approximately 12.2x. Alion will become part of Huntington Ingalls Industries’ Technical Solutions division. The transaction is expected to close in the second half of 2021, subject to customary closing conditions.

[1]	Non-GAAP measure. See Exhibit B for definition and other information.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

Alion provides advanced engineering and R&D services in the areas of ISR, military training and simulation, cyber, data analytics and other next-generation technology based solutions to the DOD and intelligence community customers, with the U.S. Navy representing about one third of current annual revenues. Alion is poised for continued strong growth with over $3 billion in backlog today, with more than $5 billion in estimated contract value and a robust opportunity pipeline. Alion has more than 3,200 employees with over 80% of employees maintaining security clearances.

(See the presentation available on the HII investor relations website for additional Alion background and transaction details.)

“We established the Technical Solutions division in 2016 with a vision and strategy focused on partnering with our customers to solve their most pressing challenges,” said Mike Petters, HII’s president and CEO. “Today’s announcement, coupled with our previous investments in leading edge technologies, such as cybersecurity and autonomous systems, reflects our commitment to stay on the cutting edge of critical, high-growth national security solutions and generate significant long-term value for our shareholders.”

“The combination of Alion and our Technical Solutions business represents a significant value creation opportunity that broadens our capabilities and customer access in our target markets,” said Andy Green, HII executive vice president and president of Technical Solutions. “The experienced Alion team and the highly complementary solutions and products they provide are consistent with the strategic vision we have articulated for the Technical Solutions business, and we are excited about the significant growth potential this combination represents.”

Compelling Strategic Fit

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Highly complementary capabilities and customer access in priority growth markets aligned with future U.S. Navy and DOD customers. Alion’s strengths in enabling and supporting Navy simulation and training are closely aligned with existing Huntington Ingalls Industries capabilities and customers. Alion offers leading ISR support and integrated C5 solutions, solidifying key capabilities and talent when combined with HII’s existing C5ISR offerings.

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Access to key contracts and leading edge technology development areas of cyber, data analytics, and electronic warfare. Alion expands capabilities, customer reach and addressable market. With a cutting-edge global research footprint, Alion’s innovative technologies and talent are crucial to evolving customer priorities.

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Acquisition creates a $2.6B+ revenue products and solutions business. It creates substantial revenue and value creation opportunities over the long-term, further positioning Technical Solutions as a growth driver for Huntington Ingalls Industries.

Strong Projected Financial Opportunities

•	Transaction is expected to be significantly cash flow accretive in fiscal 2022 and GAAP EPS accretive in fiscal 2023

•	Expands Technical Solutions’ projected pro forma 2021 to 2024 revenue CAGR to 7% to 9%

•	Expect Alion to contribute fiscal 2022 revenue of approximately $1.6 billion and Adjusted EBITDA[1] of approximately $135 million

[1]	Non-GAAP measure. See Exhibit B for definition and other information.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

•	Enhances overall HII 2022-2024 FCF[1] guidance by ~$200 million

•	Significant potential incremental long-term revenue synergies identified, particularly in the ISR and advanced military training and simulation markets

Transaction Details

•	$1.65 billion purchase price

•	Enterprise value-to-expected 2022 adjusted EBITDA[1] multiple of approximately 12.2x

•	Expect approximately $25 million of one-time transaction and financing related expenses in 2021

•	Expect to fund the purchase price through a combination of new senior notes and new term loan facility

Consistent Capital Allocation Priorities

•	Generational investment in shipyards concluding in 2021 as planned

•	Expect continued annual dividend growth

•	Utilize excess cash for strategic opportunities and share repurchases

•	Deploy aggressive debt reduction approach in order to return to investment grade metrics

Approvals and Timing

•	The transaction is expected to close in the second half of 2021, subject to the satisfaction of customary closing conditions, including regulatory approvals

Advisors

•	Credit Suisse acted as financial advisor and Jones Day served as legal counsel to Huntington Ingalls Industries

•	Renaissance Strategic Advisors and Arena Strategic Advisors acted as advisors to Huntington Ingalls Industries

•	Macquarie Capital acted as financial advisor and Milbank served as legal counsel to Alion Science and Technology

Conference Call & Webcast Information

Huntington Ingalls Industries will hold a conference call to discuss the transaction beginning at 9:00 a.m. Eastern Time on July 6, 2021. Participants should call 844-825-9785 at least 15 minutes prior to the scheduled start time. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: ir.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through July 13, 2021 by calling toll-free 877-344-7529 and using conference ID 10158316.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division supports national security missions around the globe with unmanned systems, defense and federal solutions, and nuclear and environmental services. Headquartered in Newport News, Virginia, HII employs more

[1]	Non-GAAP measure. See Exhibit B for definition and other information.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

than 41,000 people operating both domestically and internationally. For more information, visit:

•	HII on the web: www.huntingtoningalls.com

•	HII on Facebook: www.facebook.com/HuntingtonIngallsIndustries

•	HII on Twitter: www.twitter.com/hiindustries

•	HII on YouTube: www.youtube.com/huntingtoningalls

•	HII on Instagram: www.instagram.com/huntingtoningalls

About Alion Science and Technology

Solving some of our nation’s most complex national security challenges, Alion works side-by-side with our Defense and Intelligence communities as we design and deliver advanced engineering solutions to meet current and future demands. We go beyond the superficial and dive deep into the root of the engineering complexities and bring innovation to reality. With global industry expertise in Big Data, Analytics, and Cyber Security; Artificial Intelligence and Machine Learning; Live, Virtual, and Constructive Solutions; Electronic Warfare and C5ISR; and Rapid Prototyping and Manufacturing, Alion delivers mission success where and when it matters most. To learn more, visit www.alionscience.com.

About Veritas Capital

Veritas is a longstanding investor in companies operating at the intersection of technology and government. The firm invests in companies that provide critical products, services, and software, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the healthcare, national security, software, education, aerospace & defense, government services, communications, and energy industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information, visit www.veritascapital.com.

Forward-Looking Statements

Statements in this release regarding the proposed acquisition of Alion (the “transaction”), the expected time for completing the transaction, the expected benefits and synergies of the transaction, including the effect of the transaction on revenue, EBITDA margin and free cash flow, future opportunities for the combined company and any other statements about management’s future expectations, beliefs, goals, plans or prospects, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are only predictions based on current assumptions and expectations. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: the risk that the conditions to the closing of the transaction, including receipt of required regulatory approvals, are not satisfied; our ability to realize the anticipated synergies, growth prospects and other benefits of the transaction, including the risk that the anticipated benefits from the transaction may not be realized within the expected time period or at all; competition from larger or more established companies in the relevant markets; our ability to retain and hire key personnel; challenges, risks and costs associated with integrating the operations of Alion; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

[1]	Non-GAAP measure. See Exhibit B for definition and other information.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

Exhibit B: Non-GAAP Measures Definitions

We make reference to “adjusted EBITDA”, “adjusted EBITDA margin” and “free cash flow.”

Adjusted EBITDA and adjusted EBITDA margin are not measures recognized under GAAP. They should be considered supplemental to and not substitutes for financial information prepared in accordance with GAAP. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Reconciliations of forward-looking non-GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.

Adjusted EBITDA is defined as operating income before interest expense, income taxes, depreciation, and amortization.

Adjusted EBITDA margin is defined as operating income before interest expense, income taxes, depreciation, and amortization as a percentage of revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

[1]	Non-GAAP measure. See Exhibit B for definition and other information.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media